EXHIBIT 10.1

                             STOCK OPTION AGREEMENT

         This is a Stock Option Agreement ("Agreement"), executed on the ___ day of December, 1997, to be effective as of the ___ day of September, 1995 (the "Grant Date"), by and between R&A PARTNERSHIP, LTD., a Texas limited partnership, through Ralph Muller as designee of the General Partner, RPM Investments, Inc. (the "Grantor"), and JOYCE NORTH (the "Optionee").

                              W I T N E S S E T H :

         WHEREAS, the Grantor desires to grant the Optionee an option to purchase three hundred fifty thousand (350,000) shares of Common Stock, par value $.01 per share ("Common Stock"), of Vacation Break U.S.A., Inc., a Florida corporation (the "Company"), which shares are currently owned by the Grantor, upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, the Grantor and the Optionee hereby agree as follows:

         1. GRANT OF OPTION. Subject to the provisions of this Agreement, the Grantor hereby grants to the Optionee an option (the "Option") to purchase from the Grantor three hundred fifty thousand (350,000) shares of Common Stock (after the exercise of the Option and upon the proposed sale of the shares, the "Option Shares"), at the price set forth in Section 2 hereof (the "Option Price").

         2. OPTION PRICE AND EXERCISE OF OPTION.

               (a) Except as set forth below, the Optionee may exercise the Option and acquire and sell the Option Shares commencing October 15, 1996 and thereafter any time and from time to time until October 1, 1999, for the Option Price of $5.00 per share.

               (b) The Option may be exercised in whole or in part by the Optionee in accordance with the terms and conditions set forth in that certain Option Exercise and Escrow Agreement, attached hereto as Annex A.

               (c) NUMBER OF SHARES EXERCISABLE. Each exercise of an Option hereunder shall reduce the total number of Option Shares that may thereafter be purchased under this Option.

         3. SHARE CERTIFICATE. Upon each exercise of the right to purchase Option Shares pursuant to this Option, legends in substantially the form set forth below shall be placed upon each stock certificate representing the Option
Shares:

               "The shares of stock represented by this certificate have been acquired directly from an affiliate of the issuer without being registered under the Securities Act of 1933, as amended ("Act"), or the securities laws of any state or other jurisdiction, including the


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               Florida Securities Act, and are restricted securities as that term is defined under Rule 144 promulgated under the Act. These shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of in any manner (a "Transfer") unless they are registered under the Act and the securities laws of all applicable states and other jurisdictions or unless the request for Transfer is accompanied by a favorable opinion of counsel satisfactory to the issuer, stating that such Transfer will not result in a violation of such laws."

         4. ANTI-DILUTION PROVISIONS.

               (a) ADJUSTMENT FOR RECAPITALIZATION. If the Company shall at any time subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of Option Shares then subject to this Option immediately prior to such subdivision shall be proportionately increased and the exercise price shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of option shares then subject to this Option immediately prior to such combination shall be proportionately decreased and the exercise price shall be proportionately increased. Any such adjustments pursuant to this Section 4(a) shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor. Optionee shall be entitled to participate in any subscription or other rights offering made to holders of Common Stock to the same extent as though Optionee has purchased the full number of shares as to which this Option remains unexercised immediately prior to the record date for such subscription or other rights offering.

               (b) ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any reorganization of the Company or in case the Company shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Optionee upon the exercise of this Option at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Option Shares issuable and upon the exercise of this Option prior to such consummation, the securities or property to which the Optionee would have been entitled upon such consummation if the Optionee had exercised this Option immediately prior thereto, in each such case, the terms of this Option shall be applicable to the securities or property receivable upon the exercise of this Option after such consummation.

               (c) NOTICE OF CERTAIN EVENTS. If at any time:

                    (i) the Company shall declare a dividend or other distribution of Common Stock payable otherwise than in cash at the same rate as the immediately preceding regular dividend or in Common Stock; or

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                    (ii) the company shall authorize the granting to the holders of the Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                    (iii) there shall be any plan or agreement of reorganization, or reclassification of the capital stock, of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or

                    (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company then the Grantor shall use best efforts to give to the Optionee at the address of Optionee a copy of any written notice received from the Company regarding the foregoing.

               (d) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Option Shares then subject to this Option.

               (e) Without limiting the generality of the foregoing, the existence of this Option shall not affect in any manner the right or power of the Grantor to approve or the Company to make, authorize or consummate (i i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii ii) any merger or consolidation of the Company; (iii iii) any issuance by the Company of debt securities, or preferred or preference stock that would rank above the Option Shares subject to outstanding Options; (iv iv) the dissolution or liquidation of the Company; (v v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         5. NO RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder in respect to the Option Shares as to which the Option shall not have been exercised and payment made as herein provided.

         6. ISSUANCE OF SHARES. As a condition of any sale or issuance of Option Shares upon exercise of this Option, the Grantor may require such agreements or undertakings, if any, as the Grantor may deem necessary or advisable to assure compliance with any such applicable securities or other law or regulation including, but not limited to, the following:

                    (i) a representation and warranty by the Optionee to the Grantor and the Company, at the time this Option is exercised, that she is acquiring the Option Shares to be issued to her for investment and not with a view to, or for sale in connection with, the distribution of any such Option Shares; and

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                    (ii) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Grantor or the Company, necessary or appropriate to comply with the provisions of any securities law deemed by the Grantor or the Company to be applicable to the issuance of the Option Shares and are endorsed upon the Option Share certificates.

         7. MISCELLANEOUS PROVISIONS.

               (a) NOTICES. Unless otherwise specifically provided herein, all notices to be given hereunder shall be in writing and sent to the parties by certified mail, return receipt requested, to each party's respective address as set forth in the books and records of the Company, or to such other address as such party shall give to the other party hereto by a notice given in accordance with this Section. Except as otherwise provided in this Agreement, notice shall be effective when deposited in the United States mails properly addressed and postage prepaid. If such notice is sent other than by the United States mails, such notice shall be effective when actually received by the party being notified.

               (b) ASSIGNMENT. This Agreement may not be assigned in whole or in part by the Optionee; however, as provided in Section 7(i) herein, upon the death of Optionee, the rights of Optionee pursuant to this Agreement will be transferred by operation of law for the benefit of heirs, successors, estate and personal representatives of the Optionee.

               (c) FURTHER ASSURANCES. The Optionee shall execute and deliver such other instruments and do such other acts as may be necessary to effectuate the intent and purposes of this Agreement.

               (d) CAPTIONS. The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any of the provisions hereof.

               (e) COMPLETENESS AND MODIFICATION. This Agreement constitutes the entire understanding between the parties hereto and supersedes all prior and contemporaneous agreements or understandings among the parties hereto concerning the grant by the Grantor to the Optionee of such options and shall not be terminated or amended except in writing executed by each of the parties hereto.

               (f) WAIVER. The waiver of a breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach or the same or any other term or condition.

               (g) SEVERABILITY. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provisions of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

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               (h) CONSTRUCTION. This Agreement shall be governed by and
construed in accordance with the internal laws of the State of Florida without regard to any conflict of law rule or principle that would result in the application of the laws of another jurisdiction.

               (i) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the heirs, successors, estate and personal representatives of the Optionee and the Grantor.

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         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as set forth above.

                                    R&A PARTNERSHIP, LTD., a Texas
                                    limited partnership, the Grantor

                                    BY: Ralph Muller, as designee of RPM
                                        Investments, Inc., the General Partner

                                        By: /s/ RALPH MULLER
                                           -----------------------
                                        Name: Ralph Muller
                                        Title:   as Designee

                                        /s/ JOYCE NORTH
                                    --------------------------------
                                           JOYCE NORTH, the Optionee

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